EXHIBIT 1

Pershing Square Capital Management, L.P.

Ceridian

Our Investment approach:

Overview of Pershing Square

Pershing Square launched on January 1, 2004 and currently
manages approximately $6 billion

Deep value

Investments in businesses with a gross discrepancy between trading price and intrinsic value

Seek to identify a handful of ideas per year:

Great businesses at fair prices (majority of positions)

Good businesses / assets trading at a discount to intrinsic value with a catalyst

Focus on mid- to large-cap companies with minimal downside

Research intensive, often complex situations, yet typically simple underlying businesses or assets

Focus on fundamental economic business drivers

Focus on absolute, not relative value

Examples of Value Creation:  WEN

$35

$40

$45

$50

$55

$60

$65

$70

$75

$80

1/3/05

3/12/05

5/19/05

7/26/05

10/2/05

12/10/05

2/16/06

4/25/06

7/2/06

9/8/06

11/16/06

July 29:
Management
announces a
restructuring
incorporating
several core
Pershing ideas

(1)  Includes the value of THI that WEN holders received in the spin-off

2

March 2: Wendy’s
commits to spinning
off Tim Hortons
before year end

April 26:
Pershing
files 13D

Oct 2: Tim
Hortons is
spun off

Stock price returns from 1/3/05 – 11/16/06:  95% (1)

March 24: Tim
Hortons begins
trading in its initial
public offering

July 11: Pershing releases
letter to public detailing our
views on potential value
creation in amended 13D

Wendy’s Stock Price Performance

December 13: Nelson Peltz
group files 13D highlighting
additional value to be created
at Wendy’s via operational
improvements

February – April:
Repeatedly attempt
to meet with
management
confidentially

Nov 16: WEN
tender offer
($35.75) expires

Examples of Value Creation:  SCC.TO

$0.00

$5.00

$10.00

$15.00

$20.00

$25.00

$30.00

3/1/2005

5/12/2005

7/23/2005

10/3/2005

12/14/2005

2/24/2006

5/7/2006

7/18/2006

9/28/2006

12/9/2006

2/20/2007

3

Canada

December 6-9: SCC pays
cash dividend of
$18.64/share and announces
its intention to acquire the
remainder of its public float
for $16.86

(1) As of 8/14/2007

$28.51

Since Pershing announced opposition to the minority squeeze-out
(April 2006), Sears Canada stock price has increased 56% (1)

November 14:
Shareholders vote
against squeeze-out;
Courts deny all further
appeals

February 22: SCC Special
Committee of the Board views
SHLD offer as too low

August 8: OSC
renders decision to
shut down offer /
SHLD appeals

April 14: Pershing
forms a group to
oppose transaction

March 24: Sears-
Kmart merger closes

April 3: SHLD boosts
offer to $18/share

Canadian $ (special dividend adjusted)

August 31: SCC announces that it
has sold its credit business for net
cash proceeds of $2.2 Billion, a
~25% premium to average LTM
receivables

$15

$20

$25

$30

$35

$40

Oct-06

Nov-06

Dec-06

Jan-07

Feb-07

Mar-07

Apr-07

May-07

Jun-07

Jul-07

Aug-07

Jan 23:  Pershing
nominates
alternative slate

Ceridian Investment:  Timeline of Events

Oct 6:
Pershing
begins buying
shares

Dec 20:
Pershing files
13G with
11.3%

Jan 18:
Pershing files
13D with letter
to board

Jan 22: CEN
responds to
Pershing’s
Jan 18 letter

Feb 13:  Ceridian
announces exploration
of strategic alternatives

Jan 12:
Pershing’s
meeting with
Ceridian’s CEO

May 30:  CEN announces
proposed transaction

4

Leveraged finance
market  turmoil

Aug 14:  Pershing
announces support
for the deal

Our Goal:  Support Transaction, Protect Shareholders

Given the substantial recent change in the capital markets,
Pershing now fully supports the $36/share deal

There nevertheless remains some risk to closing

Lenders may not fulfill commitments

Termination fee is only $165 million

If this transaction does not close, our nominees can better
lead the company

Our sole goal is to safeguard and maximize
shareholder value

Supporting the Pershing Slate:  No Risk to Merger

Pershing’s slate poses no incremental risk
to this transaction closing

Pershing is highly motivated to monetize its 14.9% stake

Our reputation at risk:  Pershing and its nominees have publicly committed to fully support the transaction

Nominees have no intention to change management; singular
focus is closing deal

Management has great incentive to stay through closing

5% option pool reserved for management, 1/3 for CEO

Incumbent Board’s Record:  Pershing’s View

Operations

Failed to improve HRS margins to industry norms

Executive Management

Failed to properly manage executive ranks

Governance

Failed to meet basic standards

Financial Controls

Failed to secure the integrity of financial controls

-10%

-5%

0%

5%

10%

15%

EBIT Margin

20%

25%

30%

35%

40%

2005

Operations:  HRS Margins Over Past Ten Years

HRS’ EBIT Margins Consistently Below those of Peers

PAYX

ADP ES

CEN HRS

8

Source: 10K’s, 1996-2006

1999

2001

2000

2003

2002

2006

2004

1998

Executive Management:  Hiring Record

Carl Keil

Board  Member:
Ron James

Tony Holcombe

Ron
Turner

Board Member:
Bo Ewald

Ron
Turner

Kathryn
Marinello

President Ceridian HRS

CEO Paychex

President ADP Employer Services

Thomas Golisano

Jonathan Judge

Gary Butler

Michael Martone

Russell Fradin

1/04

9/98

10/04

9/97

11/99

9/02

7/03

11/05

10/06

HRS’ leadership has changed seven times in the past eleven years

1/96

Source: Proxy filings and 10K’s 1996-2007

James – Telecom, Ceridian Board Member

Holcombe – Payments, President Comdata

Ewald – B2C E-commerce, Ceridian Board Member

Turner – Defense Industry, CEO Ceridian

Marinello – Payments, Fleet Services

Executive Management:  Hiring Record

Were these executives the best available choices for
fixing HRS’ persistent margin problems?

Source: Proxy filings and 10K’s 1996-2007

-10%

-5%

0%

EBIT Margin

5%

10%

15%

Executive Management:  Former CEO’s Record

Ron Turner
named CEO

Doug Neve named CFO,
develops and implements
cost cutting plan

HRS Margins Further Eroded Under Turner

Ron Turner
announces
retirement

(1)

Letters from executive
whistleblowers delivered
by hand to the Audit
Committee

1.  Adjustments for 2004 one-time charges of $68.2m for accelerated amortization, exit costs of SourceWeb and asset write downs

11

Source: 10K’s, 8k’s and Company Press Releases 1999-2006

2000

2001

2003

2004

2005

2006

2002

Executive Management:  Pay for Underperformance

Final year bonus payment was 125% of salary

Was paid more than $20 million during his seven-year tenure

Inflated bonuses keyed to overstated financials never clawed back

CEO, CFO, and CAO

12

Former Chairman and CEO Turner rewarded with seven
years of employment and generous compensation despite
failing to fix HRS margins

Financial Controls:  Inadequate

Five restatements in two years

Inflated revenue and earnings

Department of Labor determined employees “engaged in
inappropriate” accounting processes and “knew these ...
were contrary to GAAP”¹

Ongoing SEC investigation since January 22, 2004

Material deficiencies under Sarbanes-Oxley

Source: Companies 10K,10K/A, and Proxy filings 2000-2007

1. Dept. of Labor Letter, April 25, 2005, Ceridian Corp.  File No. 5-4760-05-004, Secretary’s Findings

Governance:  Is This Acceptable?

Committee concentration

Whistleblowers terminated

Interaction with largest shareholder

Granting board members executive positions

14

1999

29

4

23

2000

12

23

4

17

2001

9

20

6

13

2002

8

18

6

11

2003

7

16

6

9

2004

8

12

6

5

2005

7

12

6

5

2006

6

10

6

3

2007

8

11

4

7

CEO

Ron LeMay (becomes Chair of Nominating & Governance Committee in 1999)

Nicholas Chabraja

Other

Note, the CEO is the only executive director on the board

Audit

As Reported in Proxy

Total Directors

Total Seats

Seats -- RL and NC

Seats -- non-RL/NC or CEO

Executive

Comp/HR

Nom/Gov

Strategy

Governance:  Committee Concentration

1.  Prior to February 1, 2007, the board had maintained an Executive Committee.  Ceridian 2007 Annual Meeting Proxy p. 67.

1

Source: As reported in proxy fillings from 1999-2007, Total seats includes all committee seats

Governance:  Whistleblowers Terminated

Director of General Accounting

Neve and Krow wrote and delivered to the audit committee
letters that were critical of management in February 2006

16

Unnamed whistleblower

Lawsuit filed under whistleblower termination provision of
Sarbanes-Oxley; company settled on undisclosed terms

Fired after expressing concerns regarding accounting practices that ultimately exposed accounting problems

Filed suit for wrongful termination under Sarbanes-Oxley

Neve “resigned” on 3/12/07

Krow was fired on 5/14/07

Our Slate is Strong and Independent:  A Better Alternative

Accomplished CEO with deep public company board
experience

Michael Ashner

William Ackman

John Barfitt

Founder and Portfolio Manager of Pershing Square Capital
Management:  Has over $700 million invested in Ceridian

Leading HRO industry expert with 25 years’ experience at ADP

World class executive with a global perspective in sales and marketing

Harald Einsmann

Robert Levenson

Leading industry executive in both HRO and Payments at
ADP and First Data

Gregory Pratt

Executive and board level accounting, finance, and
management experience

Alan Schwartz

Michael Porter

Noted expert in corporate governance and M&A matters
with substantial public company board experience

Harvard Business School Professor; leading expert in
strategy with a particular expertise in new CEO
development

Our Goals

Close this transaction

Safeguard and maximize shareholder
value